UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13561 (Commission File Number)	43-1790877 (I.R.S. Employer Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On December 18, 2006, the Company issued a press release announcing its plans to publicly offer 5,000,000 shares of its Series C Cumulative Convertible Preferred Shares and to grant the underwriters an over-allotment option to purchase an additional 750,000 shares of the Company’s Series C Cumulative Convertible Preferred Shares. At the time of the announcement, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission in connection with its proposed offering that includes the recent developments described below. The Company has also prepared a presentation to investors in connection with the proposed offering, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
     Recent Developments
Increase in authorized preferred shares
     The Company intends to file an amendment to its Amended and Restated Declaration of Trust increasing the authorized number of preferred shares of beneficial interest, par value $0.01 per share, from 10 million shares to 15 million shares. The Company currently has 2,300,000 Series A preferred shares outstanding and 3,200,000 Series B preferred shares outstanding.
Key Bank unsecured revolving line of credit
     On January 31, 2006, the Company amended and restated its $150 million secured revolving credit facility, increasing the size of the facility to $200 million and converting it to an unsecured facility. On June 6, 2006, the Company increased the size of the facility to $235 million with no other material modifications to the terms and conditions. KeyBank National Association serves as Agent for the lenders under this credit facility (the “KeyBank unsecured revolving credit facility”). The KeyBank unsecured revolving credit facility bears interest at a floating rate and is used for general corporate purposes and to finance the acquisition and development of properties.
Sale of common shares
     In February 2006, the Company completed a public offering of 1,150,000 common shares for net proceeds, after expenses, of approximately $46.2 million. The Company used the net proceeds to reduce indebtedness under its KeyBank unsecured revolving credit facility.
Recent real estate acquisitions and mortgage financing
     Since January 1, 2006, the Company has acquired approximately $102.9 million in real estate assets (including approximately $11.5 million in land under development being leased by the tenants), provided additional mortgage construction financing of approximately $7.7 million, and provided a secured mortgage loan of $8.0 million increasing the Company’s real estate and mortgage note asset base by approximately 8.8%.

     Since September 30, 2006, the Company has completed development of a megaplex theatre property in Kalamazoo, Michigan. The Cityplace 14 is operated by Rave Motion Pictures and was completed for a total development cost (including land and building) of approximately $17.1 million. The Company purchased the land in 2005 for $5.1 million. The theatre is leased under a long-term triple-net lease.
     On December 13, 2006, the Company entered into a sale lease back transaction with a wholly-owned subsidiary of Billington Imports, Inc. for a ten acre vineyard and winery facility in Napa Valley, California. The acquisition price for the property was approximately $7.0 million and it is leased under a long-term triple-net lease.
Development financing projects
     The Company had a total of six theatre development financing projects as of December 15, 2006 for which it has agreed to either finance the development costs or purchase the theatre upon completion. Two of these projects are expansions of previously completed theatres. The properties are being developed by the prospective tenants. The theatres are expected to have a total of 71 screens and their total development cost (including land) is expected to be approximately $63.2 million. The Company has purchased the underlying land on these theatre projects for an aggregate of approximately $14.6 million, and intends to fund the remaining development costs through its KeyBank unsecured revolving credit facility and/or additional debt or equity financings. Development costs are advanced by the Company either in periodic draws or upon successful completion of construction. If the Company determines that construction is not being completed in accordance with the terms of a development agreement, it can discontinue funding construction draws or refuse to purchase the completed theatre. The Company has agreed to lease the theatres to the operators at predetermined rates.
Distributions
     On December 11, 2006, the Company’s Board of Trustees declared a common share distribution of $0.6875 per share for the fourth quarter of 2006, which is to be paid on January 15, 2007 to shareholders of record as of December 29, 2006. The aggregate distribution declared on its common shares for 2006 was $2.75 per share. The Company has paid the regular quarterly 9.50% fixed distribution on its Series A preferred shares and the regular quarterly 7.75% fixed distribution on its Series B preferred shares.
Anticipated Effect of Staff Accounting Bulletin No. 108
     In September 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate errors that occurred in prior year(s), even though such errors were immaterial for each year in which they arose, to determine whether the correction or reversal of the cumulative effect of such errors would be material if recorded in the current year statement of income. Companies may restate all previously presented financial statements or, instead, may record in the year of adoption the cumulative effect of such errors as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption, so that the full impact of the correction or reversal of the cumulative effect of such errors is not recorded in the current year statement of income. Companies must also make corresponding adjustments of any interim financial statements within the fiscal year in which the cumulative adjustment is made when that interim information is next presented. However, those adjustments do not require previously issued financial statements to be amended. SAB 108 is effective for the year ending December 31, 2006. The Company is in the process of evaluating the impact of SAB 108. The Company does not expect to restate previously filed annual financial statements. However, based upon its preliminary analysis, the Company expects that the consolidated financial statements and other financial information for the year ending December 31, 2006 and for the 2006 interim periods included in its 2006 Annual Report on Form 10-K, and subsequent reports that include interim periods for 2006, will be adjusted in accordance with the method described above in connection with the Company’s initial adoption of SAB 108. The Company believes, based on its preliminary analysis, that such adjustments will not be material to either the 2006 interim statements of income or to the consolidated statement of income for the year ending December 31, 2006.
     The information disclosed under this Item 7.01 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information disclosed under this Item 7.01 shall not be deemed an admission as to the materiality of any information that may be required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 8.01. Other Events.
     On December 18, 2006, the Company issued a press release announcing its plans to publicly offer 5,000,000 shares of its Series C Cumulative Convertible Preferred Shares and to grant the underwriters an over-allotment option to purchase an additional 750,000 shares of the Company’s Series C Cumulative Convertible Preferred Shares. The offering will be made under a shelf registration statement filed pursuant to the Securities Act of 1933, as amended, and previously declared effective by the SEC. The Company’s press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
     The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.
WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE

PREFERRED SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
Item 9.01 Financial Statements and Exhibits.

Number	Description

99.1	Management Presentation dated December 18, 2006

99.2	Press Release dated December 18, 2006 issued by Entertainment Properties Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: December 18, 2006

INDEX TO EXHIBITS

Exhibit	Description

99.1	Management Presentation dated December 18, 2006

99.2	Press Release dated December 18, 2006 issued by Entertainment Properties Trust